EXHIBIT 23.1


             [STONEFIELD JOSEPHSON, INC. LETTERHEAD]




       Consent of Independent Certified Public Accountants


We hereby consent to the use in this Amendment to the Registration Statement on Form SB-2 of our report dated March 5, 2003, relating to the financial statements of Fenton Graham Marketing, Inc. (a Development Stage Company) for the year ended December 31, 2002 and the periods from October 17, 2001 (Inception) to December 31, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.





/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 25, 2003


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